Pricing Supplement No. 1             Dated 08/10/99         Rule 424(b)(3)
(To Prospectus dated September 15, 1998 and             File No. 333-63049
Prospectus Supplement dated August 3, 1999)           CUSIP No. 78355H HU6




$300,000,000

RYDER SYSTEM, INC.

Medium-Term Notes, Series 16
(Registered Notes-Fixed Rate)
Due Nine Months or More from Date of Issue

Principal Amount:                   $10,000,000

Issue Price:                        100

Issue Date:                         08/13/99

Maturity Date:                      08/13/04

Interest Rate:                      7.78%

Form:    [X] Book Entry             [ ] Certificated

Redemption:       [X]     The Notes cannot be redeemed prior to maturity.
                  [ ]     The Notes may be redeemed prior to maturity.

         Terms of Redemption:

Repayment at option of holder:   [X]  The holder has no option to
                                      elect repayment of the
                                      Notes prior to maturity.

                                 [ ]  The Notes are repayable
                                      prior to maturity at the
                                      option of holder.

         Terms of Repayment:

Discount note:    [ ] Yes  [X] No

         Total Amount of OID:           -

         Yield to Maturity:             -

         Initial Accrual Period OID:    -

Name of Agent and Agent's Discount or Commission:

        Salomon Smith Barney           $50,000
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